UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

The Parent Company

(Exact name of registrant as specified in its charter)

Colorado	1-32577	65-0797093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1099 18th Street, Suite 1800

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 228-9000

BabyUniverse, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2008, The Parent Company, its wholly owned subsidiaries BabyUniverse, Inc., eToys Direct, Inc., PoshTots, Inc., Dreamtime Baby, Inc. and My Twinn, Inc., as co-borrowers (collectively the “Borrowers”), eToys Direct 1, LLC, eToys Direct 2, LLC, eToys Direct 3, LLC and Gift Acquisition, L.L.C., as guarantors, and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and lender, entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”), which amends the Amended and Restated Credit Agreement dated as of October 12, 2007, as amended (the “Credit Agreement”), among the parties. The Amendment (i) modifies certain financial covenants set forth in the Credit Agreement, (ii) provides for a limited guaranty (the “Guaranty”) by D. E. Shaw Laminar Lending, Inc. (“Laminar”) of a portion of the Borrowers’ obligations under the Credit Agreement, to the extent provided in the Guaranty, and a related pledge in favor of the administrative agent of a deposit account of Laminar (the “Pledged Account”) as security for its obligations under the Guaranty, and (iii) includes in the Borrowers’ borrowing base under the Credit Agreement the cash from time to time on deposit in the Pledged Account. Laminar is an affiliate of D. E. Shaw Laminar Acquisition Holdings 3, L.L.C., which owns a majority of the outstanding common stock of The Parent Company.

In order to compensate Laminar for entering into the Guaranty and depositing cash into the Pledged Account, the Borrowers entered into a Compensation Agreement dated as of February 1, 2008 (the “Compensation Agreement”), with Laminar. Pursuant to the Compensation Agreement, the Borrowers have agreed to pay Laminar a fee of $450,000, payable in four equal installments upon execution of the agreement and on each of May 1, 2008, July 1, 2008 and September 1, 2008, and to pay a fee, monthly in arrears, on the amounts deposited in the Pledged Account from time to time at a rate per annum equal to the LIBOR Rate (as defined in the Compensation Agreement) then in effect, plus 6.50%. In addition, in the event Laminar is required to make a payment under the Guaranty, the Borrowers have agreed to pay Laminar interest on such amounts at a rate per annum equal to the LIBOR Rate then in effect, plus 8.50%.

The descriptions of the terms of the Amendment and the Compensation Agreement are qualified in their entirety by reference to the copies of the Amendment and the Compensation Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of February 1, 2008, among The Parent Company, BabyUniverse, Inc., eToys Direct, Inc., PoshTots, Inc., Dreamtime Baby, Inc. and My Twinn, Inc., as co-borrowers, the Guarantors party thereto and The CIT Group/Business Credit, Inc., as Administrative Agent, Collateral Agent and Lender thereunder.

10.2	Compensation Agreement dated as of February 1, 2008, among The Parent Company, BabyUniverse, Inc., eToys Direct, Inc., PoshTots, Inc., Dreamtime Baby, Inc., My Twinn, Inc. and D. E. Shaw Laminar Lending, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Parent Company

February 7, 2008	By:	/s/ Barry Hollingsworth
		Name:	Barry Hollingsworth
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of February 1, 2008, among The Parent Company, BabyUniverse, Inc., eToys Direct, Inc., PoshTots, Inc., Dreamtime Baby, Inc. and My Twinn, Inc., as co-borrowers, the Guarantors party thereto and The CIT Group/Business Credit, Inc., as Administrative Agent, Collateral Agent and Lender thereunder.

10.2	Compensation Agreement dated as of February 1, 2008, among The Parent Company, BabyUniverse, Inc., eToys Direct, Inc., PoshTots, Inc., Dreamtime Baby, Inc., My Twinn, Inc. and D. E. Shaw Laminar Lending, Inc.